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                          [Ernst & Young Letterhead]


                         Consent of Independent Auditors

We consent to the reference to our firm under the captions "Experts" and "Financial Statements" and to the use of our reports dated March 10, 2000 with respect to the financial statements of EquiTrust Life Variable Account II and February 14, 2000 with respect to the statutory-basis financial statements of EquiTrust Life Insurance Company, in Pre-Effective Amendment No. 1 to the Registration Statement (Form S-6 No. 333-31446) and related Prospectus of EquiTrust Life Variable Account II dated May 1, 2000.


                                                    Ernst & Young LLP


Des Moines, Iowa
April 24, 2000